
<ARTICLE> 5
<LEGEND>
This schedule contains financial information extracted from the Corporation's unaudited interim financial statements as of and for the three months ended
March 29, 1998, and the accompanying footnotes and is qualified in its entirety by the reference to such financial statements.
</LEGEND>
<CIK> 0000012355
<NAME> THE BLACK & DECKER CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-29-1998
<CASH>                                          98,800
<SECURITIES>                                         0
<RECEIVABLES>                                  831,600<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                    827,400
<CURRENT-ASSETS>                             1,945,700
<PP&E>                                         877,300<F2>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               4,273,900
<CURRENT-LIABILITIES>                        1,365,300
<BONDS>                                      1,570,600
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        47,500
<OTHER-SE>                                     724,700
<TOTAL-LIABILITY-AND-EQUITY>                 4,273,900
<SALES>                                      1,008,300
<TOTAL-REVENUES>                             1,008,300
<CGS>                                          658,300
<TOTAL-COSTS>                                1,978,200<F3>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              36,600
<INCOME-PRETAX>                               (998,000)<F3>
<INCOME-TAX>                                   (26,600)<F4>
<INCOME-CONTINUING>                           (971,400)<F5>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (971,400)<F5>
<EPS-PRIMARY>                                   (10.21)<F6>
<EPS-DILUTED>                                   (10.21)

<F1>Represents net trade receivables.
<F2>Represents net property, plant, and equipment.
<F3>Includes  a pre-tax  restructuring  charge in the amount of  $140,000  and a write-off of goodwill in the amount of $900,000.
<F4>Includes  a $40,000 tax benefit  associated  with the  restructuring  charge recognized during the three months ended March 29,1998.
<F5>Includes  a  restructuring  charge,  net of tax  benefit,  in the  amount of
    $100,000 and a write-off of goodwill in the amount of $900,000.
<F6>Represents basic earnings per share.



